Exhibit 16.01

September 25, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read Item 4.01 of FiberTower Corporation’s Form 8-K dated September 25, 2006 and are in agreement with the statements concerning our firm.

Yours truly,

/s/ KBA GROUP LLP